Exhibit 99.1

ARMOUR Announces Final Cash Purchase Price Per Share for Shares of JAVELIN Common Stock in Tender Offer

VERO BEACH, Florida, March 21, 2016 – ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (“ARMOUR”) announced today the final cash purchase price per share (the “Tender Offer Price”) of common stock (“JAVELIN Common Stock”) of JAVELIN Mortgage Investment Corp. (NYSE: JMI) (“JAVELIN”) offered by ARMOUR pursuant to its previously announced offer (the “Tender Offer”) to purchase, through its newly formed subsidiary, JMI Acquisition Corporation (“Acquisition”), all of the shares of JAVELIN Common Stock.

The final Tender Offer Price is $7.18 per share of JAVELIN Common Stock. The final Tender Offer Price was determined as described in the Offer to Purchase dated March 7, 2016 (as amended and supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal that accompanies the Offer to Purchase (the “Letter of Transmittal”), which is also described below.

ARMOUR previously announced that it and Acquisition had commenced the Tender Offer on March 7, 2016 to purchase all the shares of JAVELIN Common Stock for an amount in cash equal to 87% of the book value per share of JAVELIN Common Stock (“BVPS”), as of 5:00 P.M., New York City time, on the date that was ten (10) business days prior to the expiration of the Tender Offer, which was March 18, 2016 (the “Calculation Date”), subject to any required withholding taxes, in accordance with the Agreement and Plan of Merger dated as of March 1, 2016, among ARMOUR, Acquisition and JAVELIN (the “Merger Agreement”). The BVPS as of 5:00 P.M., New York City time, on the Calculation Date was $8.25, resulting in the final Tender Offer Price of $7.18 per share of JAVELIN Common Stock.

BVPS was calculated by JAVELIN, subject to the review by and approval of an independent special committee of the Board of Directors of JAVELIN consisting of the director who is not employed by or otherwise affiliated with ARMOUR, ARMOUR Capital Management LP, the external manager of JAVELIN and ARMOUR, or any of their respective subsidiaries (the “Special Committee”), using the following data: (i) the market value of JAVELIN’s agency securities and derivatives as of the Calculation Date, (ii) the appraised value of JAVELIN's non-agency securities as of the Calculation Date or the most recent date as of which such value was determinable, (iii) cash balances in JAVELIN’s bank accounts as of the Calculation Date, (iv) JAVELIN’s repurchase agreement balances and interest payable to repurchase counterparties as of the Calculation Date, and (v) any other tangible assets or liabilities determined in accordance with generally accepted accounting principles, consistently applied, including accruals, as of the Calculation Date, less $1.0 million in respect of JAVELIN’s expenses related to the Tender Offer and the Merger (as defined below) not included in the above-referenced accruals.  JAVELIN calculated BVPS using the same valuation methodologies as it has historically used to calculate book value in the Company’s updates, which are typically posted on a monthly basis on JAVELIN’s website, www.javelinreit.com, and furnished as an exhibit to a current report on Form 8-K filed by JAVELIN with the Securities and Exchange Commission. The market values of agency securities as of the Calculation Date and the appraised values of non-agency securities as of the Calculation Date were determined using valuations for each security in JAVELIN’s portfolio provided by Interactive Data Corporation, a third-party pricing service, and the market values of JAVELIN’s interest rate derivatives as of the Calculation Date were determined using pricing provided by Bloomberg’s BVAL pricing service, a third-party service.

The Tender Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal, both of which have been distributed to the holders of JAVELIN Common Stock. The Tender Offer will expire at 11:59 P.M., New York City time, on April 1, 2016 (the “Expiration Time”), unless it is extended.

ARMOUR believes that the final Tender Offer price is an attractive offer to JAVELIN stockholders because it represents:

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A 19.7% premium over the last reported sale price of JAVELIN Common Stock on March 1, 2016 (the last trading day before the public announcement of ARMOUR’s proposal to acquire the JAVELIN shares at the Tender Offer Price);

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A 24.8% premium over the weighted average trading price of JAVELIN Common Stock during the 30 trading days ended on March 1, 2016; and

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A 10.0% premium over ARMOUR’s estimate of JAVELIN’s liquidation value, which is less than 80% of book value based on anticipated costs to terminate financing, hedging and management agreements, expenses of winding down operations and losses on an immediate liquidation of assets. ARMOUR also believes that a liquidation in the face of current market volatility would pose substantial risks to JAVELIN stockholders’ ability to realize this amount.

The Board of Directors of JAVELIN, acting upon a recommendation by the Special Committee, has unanimously determined to recommend that the JAVELIN stockholders tender their shares in the Tender Offer.

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ARMOUR Announces Final Cash Purchase Price Per Share for Shares of JAVELIN Common Stock in Tender Offer

March 21, 2016

Under the Merger Agreement, Acquisition will not accept shares that are tendered in the Tender Offer unless they include greater than fifty percent (50%) of the total number of outstanding shares of JAVELIN Common Stock that are not owned immediately before the Expiration Time by ARMOUR, any of its subsidiaries or any officers or directors of ARMOUR, or JAVELIN (the “Minimum Condition”). The Minimum Condition is not waivable. If the Minimum Condition is satisfied and Acquisition purchases the shares that are properly tendered and not withdrawn, Acquisition will subsequently be merged into JAVELIN (the “Merger”) in a transaction in which ARMOUR will become the sole stockholder of JAVELIN and the persons who are stockholders of JAVELIN immediately before the Merger will receive the same amount per share they would have received if they had tendered their JAVELIN stock in the Tender Offer.

The Tender Offer is subject to customary conditions in addition to the Minimum Condition. ARMOUR has the right to waive any or all of those additional conditions. ARMOUR also has the right to extend the expiration date of the Tender Offer and to amend the terms of the Tender Offer, except that the Merger Agreement does not permit ARMOUR to decrease the offer price, to reduce the number of shares it is seeking or to change the form of consideration.

Lazard Frères and Co. LLC served as financial advisor to ARMOUR and provided a fairness opinion to ARMOUR’s Board of Directors. Akerman LLP served as legal counsel to ARMOUR. JMP Securities LLC served as financial advisor to JAVELIN’s Special Committee and provided a fairness opinion to JAVELIN’s Special Committee. Duane Morris LLP and Venable LLP served as legal counsel to JAVELIN’s Special Committee. Wachtell, Lipton, Rosen & Katz served as legal counsel to JAVELIN.

The Information Agent with regard to the Tender Offer is Alliance Advisors LLC. Continental Stock Transfer & Trust Company is the Depositary and Paying Agent.

Notice to Investors

This press release is not an offer to purchase, or a solicitation of sales of, JAVELIN Common Stock or any other securities. The Tender Offer is made solely by the Offer to Purchase and the related Letter of Transmittal. ARMOUR has filed with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO, as amended and supplemented from time to time, that includes the Offer to Purchase and the related Letter of Transmittal and other documents relating to the Tender Offer. In addition, JAVELIN has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, as amended and supplemented from time to time, that describes, among other things, the unanimous recommendation of JAVELIN’s Board of Directors that JAVELIN’s stockholders tender their shares in the Tender Offer. The documents filed with the SEC contain important information, and JAVELIN stockholders are urged to read them, all amendments and supplements thereto, and the exhibits to them in their entirety in connection with their decision whether to tender their shares. Those documents can be obtained at no charge at the SEC’s website, www.sec.gov. In addition, copies of the Offer to Purchase, the Letter of Transmittal and other documents relating to the Tender Offer can be obtained from the Information Agent, Alliance Advisors LLC, at 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003, or by calling toll free (888) 991-1294 (for stockholders) or (973) 873-7721 (for banks and brokers).

Forward-Looking Statements

This press release includes forward-looking statements. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including (i) that the Tender Offer may not be completed at all or on the terms described, and (ii) that the Merger may not be consummated. Additional information concerning these and other risk factors are contained in the most recent filings of ARMOUR with the SEC. All subsequent written and oral forward-looking statements concerning ARMOUR are expressly qualified in their entirety by the cautionary statements above. ARMOUR cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. ARMOUR does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

ARMOUR Contact:

James R. Mountain

Chief Financial Officer

ARMOUR Residential REIT, Inc.

(772) 617-4340

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